News Release

DRAFTDRAFT News Release

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Richard J. Vatinelle
	Executive Vice President and	Vice President and
	Chief Financial Officer	Treasurer
	williamlowe@kemet.com	richardvatinelle@kemet.com
	864-963-6484	954-766-2838
KEMET ANNOUNCES ELECTION OF YASUKO MATSUMOTO
TO KEMET BOARD OF DIRECTORS

Greenville, South Carolina (June 14, 2017) - KEMET Corporation (the “Company” or “KEMET”) (NYSE: KEM), a leading global supplier of passive electronic components, announced today that Yasuko Matsumoto has been elected to the Company’s Board of Directors.  On June 13, 2017, the Company’s Board of Directors increased the size of the Board to nine members and elected Ms. Matsumoto to fill the resulting vacancy, placing her in the Board of Directors’ Class of 2019.

Ms. Matsumoto is currently employed as the General Manager, Affiliated Company Department, Corporate Strategy Division of NEC Corporation (“NEC”). She joined NEC in 1986, in the Corporate Finance Division; served as Manager, Corporate Finance Division, of NEC Capital Solutions Limited (an NEC subsidiary) from 1998 to 2000; and in 2000 moved to NEC’s Corporate Alliance Department before her transfer in 2008 to her current department. Ms. Matsumoto currently serves on the board of directors of Nippon Avionics Co., Ltd. (listed on the Tokyo Stock Exchange), Netcracker Technology Corporation and NEC Energy Devices, Ltd. Ms. Matsumoto served as a director of NEC TOKIN Corporation from 2011 until its acquisition by KEMET on April 19, 2017. Ms. Matsumoto received a Bachelor of Economics degree from Sophia University and is a graduate of the Executive Management Program of the University of Tokyo.

Per Loof, KEMET Corporation’s Chief Executive Officer, stated, “We are delighted to welcome Yasuko to our Board of Directors.  We believe that Yasuko’s financial expertise, experience in mergers and acquisitions, and experience with, and access to, the Asian financial markets will provide significant benefits to our Board and to our shareholders as we continue to focus on the Asian markets. We also expect to benefit from her particular experience with the automotive industry and with the Asian electronics components markets.”

“I am honored to join the Board of Directors of KEMET,” said Yasuko Matsumoto. “I look forward to expanding our relationship developed over the years in connection with the acquisition of TOKIN Corporation by KEMET, and providing assistance to KEMET as it continues to expand into the Japanese and Asian markets.”

2835 KEMET Way, Simpsonville, SC 29681 USA
864.963.6300 www.kemet.com

KEMET Announces Election of Yasuko Matsumoto to the Board of Directors
June 14, 2017

About KEMET

The Company's common stock is listed on the NYSE under the ticker symbol "KEM" (NYSE: KEM). At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company. KEMET offers our customers the broadest selection of capacitor technologies in the industry, along with an expanding range of electromechanical devices, electromagnetic compatibility solutions and supercapacitors. Our vision is to be the preferred supplier of electronic component solutions demanding the highest standards of quality, delivery and service. Additional information about KEMET can be found at http://www.kemet.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate and cause a write down of long-lived assets or goodwill; (ii) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased raw materials; (iii) changes in the competitive environment; (iv) uncertainty of the timing of customer product qualifications in heavily regulated industries; (v) economic, political, or regulatory changes in the countries in which we operate; (vi) difficulties, delays or unexpected costs in completing the restructuring plans; (vii) acquisitions and other strategic transactions expose us to a variety of risks; (viii) acquisition of TOKIN may not achieve all of the anticipated results; (ix) our business could be negatively impacted by increased regulatory scrutiny and litigation; (x) difficulties associated with retaining, attracting and training effective employees and management; (xi) the need to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xii) exposure to claims alleging product defects; (xiii) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xiv) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xv) changes impacting international trade and corporate tax provisions related to the global manufacturing and sales of our products may have an adverse effect on our financial condition and results of operations; (xvi) volatility of financial and credit markets affecting our access to capital; (xvii) the need to reduce the total costs of our products to remain competitive; (xviii) potential limitation on the use of net operating losses to offset possible future taxable income; (xix) restrictions in our debt agreements that could limit our flexibility in operating our business; (xx) disruption to our information technology systems to function properly or control unauthorized access to

KEMET Announces Election of Yasuko Matsumoto to the Board of Directors
June 14, 2017

our systems may cause business disruptions; (xxi) additional exercise of the warrant by K Equity, LLC which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions; (xxii) fluctuation in distributor sales could adversely affect our results of operations, (xxiii) earthquakes and other natural disasters could disrupt our operations and have a material adverse effect on our financial condition and results of operations.